SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 4, 2002

Date of earliest event reported: March 29, 2002

CAPITAL PACIFIC HOLDINGS, INC.
(exact name of registrant as specified in its charter)

Delaware	95-2956559

(State of incorporation)	(I.R.S. Employer Identification Number)

001-09911

(Commission File Number)

4100 MacArthur Boulevard, Suite 200
Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

(949) 622-8400

(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
ITEM 7. EXHIBITS.
SIGNATURES
EXHIBIT 16

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On March 29, 2002, Capital Pacific Holdings, Inc. (the “Company”), pursuant to the approval of the Company's Board of Directors, engaged Ernst & Young LLP (“E&Y”) as the independent auditors for the Company for the fiscal year ending February 28, 2002. E&Y will replace the Company’s existing auditors, Arthur Andersen LLP (“Andersen”).

The Report of Independent Public Accountants of Andersen on the consolidated financial statements of Capital Pacific Holdings as of February 28, 2001 and February 29, 2000 and for each of the three years in the period ended February 28, 2001 contained no adverse opinions or disclaimers of opinion, nor were such reports qualified as to uncertainty, audit scope or accounting principles. During such periods and through March 29, 2002, (i) there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) Andersen has not advised the registrant of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304(a)(1)(v).

The Company has requested Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Andersen’s letter to the Commission dated April 2, 2002 is filed as an Exhibit to this report. A proposal that the appointment of E&Y be ratified will be submitted to the Company’s shareholders at its Annual Meeting in 2002.

ITEM 7. EXHIBITS.

Exhibit 16. Letter from Andersen regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Pacific Holdings, Inc. (Registrant)

By: /s/ STEVEN O. SPELMAN, JR. Steven O. Spelman, Jr. Chief Financial Officer and Corporate Secretary

Date: April 4, 2002